EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the common stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: July 18, 2019

FORIS VENTURES, LLC

By:	/s/ Barbara Hager
Name:	Barbara Hager
Title:	Manager

VALLEJO VENTURES TRUST

By:	/s/ Barbara Hager
Name:	Barbara Hager
Title:	Special Trustee

L. JOHN DOERR

By:	/s/ L John Doerr, by Barbara Hager as his attorney in fact

ANN DOERR

By:	/s/ Ann Howland Doerr, by Barbara Hager as her attorney in fact

BARBARA HAGER

By:	/s/ Barbara Hager